UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

BioMETRX, Inc. (“bioMETRX”) entered into an agreement with Robert Jacobs (the “Developer”), dated as of March 6, 2007 to acquire a Patent (Patent # 6,644,557) that encompasses biometric security for thermostat and HVAC controllers. The Patent covers all forms of biometric technology that can be used to limit access to, and/or control temperature settings of a thermostat and other HVAC controllers.

Pursuant to the Agreement, bioMETRX issued to the Developer 150,000 shares of its Common Stock and agreed to pay a royalty of $5.00 per unit sold utilizing the intellectual property covered by the Patent until November 11, 2010, the expiration date of the Patent.

A copy of the Assignment of Intellectual Property Rights Technology Purchase Agreement is filed herewith as an exhibit to this Current Report.

Item 7.01 Regulation FD Disclosure

On March 8, 2007, bioMETRX issued a press release announcing that it had entered into an Agreement to acquire the Patent on biometric security for thermostat and HVAC controllers. A copy of the press release is filed herewith.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1 Assignment of Intellectual Property Technology Purchase Agreement dated as of March 6, 2007;

99.1 Press Release dated March 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMETRX, INC.

Date: March 16, 2007	By:	/s/ Mark Basile
Mark Basile, CEO and President